UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On October 30, 2019, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Fluor Corporation (the “Corporation”) made several modifications to the Corporation’s executive compensation program. A summary of the changes is as follows:

Stock-Based Performance Awards. Effective for 2020, the Corporation’s stock-based Value Driver Incentive Awards will be renamed Performance Awards. The number of earned shares under the Performance Awards will be determined based on the Corporation’s performance using two equally rated measures: (i) return on invested capital and (ii) earnings per share. The number of earned shares will be modified based on the Corporation’s three-year cumulative total shareholder return relative to companies in the S&P 500 (the “Relative TSR”). If the Corporation’s Relative TSR is in the bottom 1/3 of the S&P 500, the earned shares will be decreased by 30%. If the Corporation’s Relative TSR is in the top 1/3 of the S&P 500, the earned shares will be increased by 30%. No adjustment will be made if the Corporation’s Relative TSR is in the middle 1/3.

Annual Incentive Awards. Effective for 2020, the weightings of the performance measures for annual incentive awards for all executive officers will be: (i) 30% corporate net earnings, (ii) 30% cash flow from operations, (iii) 10% safety, and (iv) 30% strategic performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2019	FLUOR CORPORATION

	By:	/s/Dawn A. Stout
Dawn A. Stout
Senior Vice President, Chief Compliance Officer and Secretary